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                                   Exhibit A
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                  DIRECTORS AND EXECUTIVE OFFICERS OF BAYER AG

      The name, business address, and present principal occupation or employment of each of the directors and executive officers of Bayer AG are set forth below. Unless otherwise indicated, the business address of each such director or executive officer is Bayer Aktiengesellschaft, D-51368 Leverkusen, Federal Republic of Germany. All the directors and executive officers listed below are citizens of the Federal Republic of Germany, except for Mr. Kornblum, who is a U.S. citizen, Mr. Achleitner, who is a citizen of Austria and Mr. Ackermann, who is a citizen of Switzerland.

Name and Business Address         Present Principal Occupation or Employment
--------------------------------- -------------------------------------------
Werner Wenning..................  Chairman, Board of Management.
Klaus Kuehn.....................  Member, Board of Management.
Dr. Udo Oels....................  Member, Board of Management.
Richard Pott....................  Member, Board of Management.
Dr. Manfred Schneider...........  Chairman, Supervisory Board.
Erhard Gipperich................  Vice Chairman, Supervisory Board;
                                  Chairman, Works Council.
Dr. Paul Achleitner.............  Member, Supervisory Board;
  Allianz AG                      Member of Board of Management, Allianz AG.
  Koniginstr. 28
  80802 Munchen, Germany
Dr. Josef Ackermann.............  Member, Supervisory Board;
  Deutsche Bank AG                Spokesman of the Board of Managing Directors
  Taunusanlage 12                 and Chairman of the Group Executive Committee
  60325 Frankfurt, Germany        of Deutsche Bank AG.
Karl-Josef Ellrich..............  Member, Supervisory Board; Chairman, Works
  Bayer AG, Dormagen Plant        Council, Dormagen plant, Bayer AG.
  41538 Dormagen, Germany
Thomas Hellmuth.................  Member, Supervisory Board;
  Bayer CropScience AG            Agricultural Engineer, Langenfeld, Bayer AG.
  Elisabeth-Selbert-Str. 4a
  40764 Langenfeld, Germany
Prof. Dr. Ing. e.h.
 Hans-Olaf Henkel...............  Member, Supervisory Board;
  Gottfried Wilhelm Leibniz e.V.  President of Leibniz Association;
  Friedrichstr. 81                Vice President of the Federation of
  10117 Berlin, Germany           German Industry.
Dr. h.c. Martin Kohlhaussen       Member, Supervisory Board; Chairman of
  Commerzbank AG                  the Supervisory Board, Commerzbank AG.
  Kaiserplatz
  60261 Frankfurt am Main, Germany
John Christian Kornblum.........  Member, Supervisory Board;
  Lazard & Co. GmbH               Chairman of Bankhaus Lazard.
  Pariser Platz 4a
  10117 Berlin, Germany
Petra Kronen....................  Member, Supervisory Board;
  Bayer AG, Uerdingen Plant       Chairman, Works Council, Uerdingen
  47812 Krefeld, Germany          plant, Bayer AG.
Dr. Heinrich von Pierer.........  Member, Supervisory Board;
  Siemens AG                      President and Chief Executive Officer,
  Wittelsbacherplatz 2            Siemens AG.
  80333 Munchen, Germany
Wolfgang Schenk.................  Member, Supervisory Board;
  Graduate Engineer, Bayer AG.
Hubertus Schmoldt...............  Member, Supervisory Board;

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  IG Bergbau, Chemie, Energie           Chairman, German Mine, Chemical and
  Konigsworther Platz 6                 Power Workers Union.
  30167 Hannover, Germany
Dieter Schulte........................  Member, Supervisory Board;
  German Trade Union Federation DGB     Former Chairman of the German
  10178 Berlin, Germany                 Unions Federation.
Dipl.-Ing. Dr. Ing E.h. Jurgen Weber..  Member, Supervisory Board; Chairman of
  Deutsche Lufthansa AG                 the Management Board, Deutsche
  von Gablenz - Str. 2 - 6              Lufthansa AG.
  50679 Koln, Germany
Sigfried Wendlandt....................  Member, Supervisory Board; North Rhine
  IG Bergbau, Chemie, Energie           District Secretary of the German Mine,
  Hans-Bockler - Str. 39                Chemical and Power Workers Union.
  40476 Dusseldorf, Germany
Reinhard Wendt........................  Member, Supervisory Board; Printer,
  Wolff Walsrode AG                     Walsrode, Bayer AG.
  29655 Walsrode, Germany
Thomas de Win.........................  Member, Supervisory Board;
                                        Commercial Clerk, Pulheim, Bayer AG.
Prof. Dr. Ernst-Ludwig Winnacker......  Member, Supervisory Board;
  Deutsche Forschungsgemeinschaft       University Professor.
  Kennedyallee 40
  53175 Bonn, Germany
Dr. Hermann Wunderlich................  Member, Supervisory Board.
  Arndtstrasse 8
  51519 Odenthal, Germany